Exhibit 10.2

PATENT CROSS LICENSE AGREEMENT

BETWEEN

ADVANCED MICRO DEVICES, INC. AND INTEL CORPORATION

This Patent Cross License Agreement (“Agreement”) is entered into as of November 11, 2009 (“Effective Date”) by and between Advanced Micro Devices, Inc. a Delaware corporation, having an office at One AMD Place, Sunnyvale, California 94085 (“AMD”) and Intel Corporation, a Delaware corporation, having an office at 2200 Mission College Blvd., Santa Clara, California 95054, U.S.A. (“Intel”) (each of AMD and Intel being a “Party” and together the “Parties”).

IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

1.1	“Affiliate” shall mean, with respect to any subject Person, any entity that is Controlled by, under common Control with or that Controls such Person.

1.2	“AMD Compatible Chipsets” shall mean one or more Integrated Circuits that alone or together are capable of interfacing directly (with or without buffering, or pin, pad or bump re-assignment) with any portion of an AMD Interface of an AMD Processor to form the connection between the AMD Processor and any other device (or group of devices) including, without limitation, Processors, input/output devices, networks, and memory.

1.3	“AMD Interface” shall mean a proprietary bus or other data path first introduced by AMD or an AMD Subsidiary in a generally commercially available product, or a proprietary bus or other data path first designed or developed by or for AMD and first introduced by a third Person specifically licensed by AMD to such bus or data path in a generally commercially available product (a) that is capable of transmitting and/or receiving information within an Integrated Circuit or between two or more Integrated Circuits, together with the set of protocols defining the signaling (such as without limitation by electrical, optical, and/or other detectable emission or energy signatures), physical, timing and functional characteristics, sequences and control procedures of such bus or data path; and (b) to which neither AMD nor any AMD Subsidiary (during any time such AMD Subsidiary has met the requirements of being a Subsidiary) has granted a license or committed to grant a license to through its participation in a government sponsored, industry sponsored, or contractually formed group or any similar organization that is dedicated to creating publicly available standards or specifications; and (c) which neither AMD nor any AMD Subsidiary (during any time such AMD Subsidiary has met the requirements of being a Subsidiary) has publicly disclosed without an obligation of confidentiality.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

1.4	“AMD Licensed Product” shall mean any AMD product that constitutes: (a) an Information System Product, (b) software or (c) any combination thereof, that if sold, is sold by AMD or an AMD Subsidiary as its own product (subject to the limitations set forth in Section 3.6) and not on behalf of another, provided that AMD Licensed Products shall not include any Intel Proprietary Products.

1.5	“AMD Processor” shall mean any past, current or future Processor first developed by, for or with substantial participation by AMD or any AMD Subsidiary, or the design of which has been exclusively purchased or otherwise exclusively acquired by AMD or any AMD Subsidiary (provided such purchased or acquired design was not previously generally publicly available), including without limitation the AMD K6, AMD Duron AMD Phenom, AMD Phenom II, AMD Athlon, AMD Athlon X2, AMD Athlon II X2, AMD Athlon Neo, AMD Athlon Neo X2, AMD Sempron, AMD Sempron X2, AMD Turion X2, AMD Turion Neo X2, AMD Opteron, AMD Geode and AMD x86-64 microprocessor families.

1.6	“AMD Processor Bus” shall mean an AMD Interface that is capable of connecting one or more AMD Processors to each other, to an AMD Compatible Chipset, or to a main memory or cache. For clarity, AMD Processor Bus shall exclude, without limitation, any industry-standard non-proprietary memory interface.

1.7	“AMD Proprietary Product” shall mean any Processor sold as an AMD product that (a) contains or implements any AMD Processor Bus or (b) is compatible (pin-for-pin, pad-for-pad, or by other means not requiring significant reengineering, as the case may be) with the Physical Interface of any AMD Processor, where the Physical Interface of such AMD Processor was first (as between AMD and Intel) made publicly available on an AMD Processor.

1.8	“Assembly and Testing” shall mean any or all of the processes and steps routinely performed upon a lithographically completed semiconductor wafer in order to produce a fully packaged and tested Integrated Circuit, including without limitation, forming contacts on the wafer surface, packaging, chip probe testing, cutting or separating the semiconductor dice from the wafer, deposition of solder bumps, mounting the dice in protective casings, attaching wires to the dice that pass through the casing, testing the fully packaged dice, and marking the casing. For clarity, Assembly and Testing excludes the manufacture and sale of the semiconductor wafer, die and any Integrated Circuit.

1.9	“Bankruptcy Code” shall have the meaning set forth in Section 5.2(b) of this Agreement.

1.10	“Bankruptcy Event” shall mean, as to any Person, any of the following:

(i)	the filing by such Person of a petition in bankruptcy or insolvency under the laws of any jurisdiction, or the consent or acquiescence to any such filing for such Person by such Person or any of its Subsidiaries;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(ii)	the filing against such Person of a petition in bankruptcy or insolvency under the laws of any jurisdiction, provided that if such petition was involuntary and not consented to by such Person or any of its Subsidiaries, only if such petition has not been discharged, stayed or dismissed within sixty (60) days of filing;

(iii)	the rendering of any adjudication that such Person is bankrupt or insolvent, or any statement or admission that such Person is unable to pay its debts as they generally become due or that it is otherwise insolvent;

(iv)	the filing by such Person or any of its Subsidiaries of any petition or answer seeking reorganization, readjustment or arrangement of such Person’s business under any law relating to bankruptcy or insolvency, or the insolvency of such Person in any jurisdiction;

(v)	the making by such Person of any assignment for the benefit of creditors;

(vi)	the appointment of a receiver, supervisor or liquidator for all or substantially all of the property of such Person, or a material money judgment is entered against such Person which remains unsatisfied for more than thirty (30) days after entry of judgment and such judgment has not been appealed; or

(vii)	the institution of any proceedings for the liquidation or winding up of the business of such Person or for the termination of its corporate charter.

1.11	“Capture Period” shall mean any time on or prior to the earlier of (a) the fifth anniversary of the Effective Date and (b) a Change of Control of either Party.

1.12	“Change of Control” means, with respect to a Person (the “Acquired Person”):

(a)	any Person or group of Persons (as the term “group” is interpreted pursuant to Rule 13d-5 under the Securities Exchange Act of 1934, as amended) (the “Acquiring Person”) acquires (i) beneficial ownership of capital stock of such Acquired Party entitling the holder(s) thereof to more than fifty percent (50%) of the voting power of the then outstanding capital stock of such Acquired Person with respect to the election of directors of such Acquired Person, or (ii) an interest sufficient to receive more than fifty percent (50%) of the profits or losses of such Acquired Person; or

(b)	the Acquired Person enters into a merger, consolidation, reorganization or similar transaction (or series of related transactions) with an Acquiring Person in which less than fifty percent (50%) of the voting power of the outstanding capital stock of such Acquired Person (if it is the surviving entity) or of the Acquiring Person (if it is the surviving entity) with respect to the election of directors following such transaction is held directly or indirectly by Persons who were shareholders of such Acquired Person immediately prior to such transaction (or series of transactions); or

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(c)	the Acquired Person sells to any Person(s) in one or more related transactions properties or assets representing all or substantially all of the properties and assets of such Acquired Person;

provided, however that for purposes of this Agreement, an acquisition referred to in Subsection 1.12(a)(i), above, shall not be deemed a “Change of Control” of a Person if (A) such acquisition is consummated solely [****], and (B) [****].

1.13	“Control” shall mean, with respect to a Person, direct or indirect ownership or control of (a) if such Person has voting shares or other securities, at least fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority of such Person; (b) if such Person does not have voting shares or other securities, at least fifty percent (50%) of the ownership interest representing the right to make the decisions for such Person; (c) any other ability to elect at least half of the board of directors or similar managing authority of such Person, whether by contract or otherwise, or (d) an interest sufficient to receive at least fifty percent (50%) of the profits or losses of such Person. Further, the terms “Controlled by” or “under common Control with” shall have correlative meanings.

1.14	“Encumbered” shall mean any encumbrance or restriction on the right of a Party to grant a license to the full extent described in Sections 3.1 or 3.2 of this Agreement, as applicable, under any Patent Right that was, prior to the Effective Date, licensed by such Party to the other Party under any Prior Agreement.

1.15	“Former Subsidiary” shall mean a corporation, partnership, limited liability company or other entity that, after meeting all the requirements of being a Subsidiary, ceased to meet all the requirements of a Subsidiary, so long as, immediately prior to the date upon which that Subsidiary ceased to meet such requirements, that Subsidiary has all of the following:

(a)	a line of marketable products; and

(b)	Patent Rights or other intellectual property relating to such line of marketable products; and

(c)	tangible assets of at least $25,000,000 USD.

1.16	“[****]” shall mean [****].

1.17

“Information System Product” shall mean any active or passive circuit element, apparatus, appliance, circuit assembly, computer, device, equipment, firmware, housing, Integrated Circuit, instrumentality, material, method, process, service, software, substrate or other means for calculating, classifying, combining, computing, detecting, displaying,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

handling, hosting, imaging, inputting, manifesting, measuring, modifying, networking, originating, photographing, playing, printing, processing, providing, receiving, recording, reproducing, retrieving, scanning, serving, storing, switching, transmitting or utilizing data or other information for any purpose, including without limitation any component or subsystem thereof and any supplies thereof.

1.18	“Integrated Circuit” shall mean an integrated unit comprising one or more active and/or passive circuit elements associated on one or more substrates, such unit forming, or contributing to the formation of, a circuit for performing electrical functions (including, if provided therewith, housing and/or supporting means). Without limiting the foregoing, the definition of “Integrated Circuit” shall also include any and all firmware, microcode or drivers, if provided by the Licensed Party and needed to cause such circuit to perform substantially all of its intended hardware functionality, whether or not such firmware, microcode or drivers are shipped with such integrated unit or installed at a later time.

1.19	“Intel Compatible Chipsets” shall mean one or more Integrated Circuits that alone or together are capable of interfacing directly (with or without buffering, or pin, pad or bump re-assignment) with any portion of an Intel Interface of an Intel Processor to form the connection between the Intel Processor and any other device (or group of devices) including, without limitation, Processors, input/output devices, networks, and memory.

1.20	“Intel Interface” shall mean a proprietary bus or other data path first introduced by Intel or an Intel Subsidiary in a generally commercially available product, or a proprietary bus or other data path first designed or developed by or for Intel and first introduced by a third Person specifically licensed by Intel to such bus or data path in a generally commercially available product (a) that is capable of transmitting and/or receiving information within an Integrated Circuit or between two or more Integrated Circuits, together with the set of protocols defining the signaling (such as without limitation by electrical, optical, and/or other detectable emission or energy signatures), physical, timing and functional characteristics, sequences and control procedures of such bus or data path; and (b) to which neither Intel nor any Intel Subsidiary (during any time such Intel Subsidiary has met the requirements of being a Subsidiary) has granted a license or committed to grant a license to through its participation in a government sponsored, industry sponsored, or contractually formed group or any similar organization that is dedicated to creating publicly available standards or specifications; and (c) which neither Intel nor any Intel Subsidiary (during any time such Intel Subsidiary has met the requirements of being a Subsidiary) has publicly disclosed without an obligation of confidentiality.

1.21	“Intel Licensed Product” shall mean any Intel product that constitutes: (a) an Information System Product, (b) software or (c) any combination thereof, that if sold, is sold by Intel or an Intel Subsidiary as its own product (subject to the limitations set forth in Section 3.6) and not on behalf of another, provided that Intel Licensed Products shall not include any AMD Proprietary Products.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

1.22

“Intel Processor” shall mean any past, current or future Processor first developed by, for or with substantial participation by Intel or any Intel Subsidiary, or the design of which has been exclusively purchased or otherwise exclusively acquired by Intel or any Intel Subsidiary (provided such purchased or acquired design was not previously generally publicly available) and generally introduced after October 31, 1995, including without limitation the Celeron®, Intel Pentium® processor with MMX™ technology, Pentium® Pro, Pentium® II, Pentium® III, Pentium® 4, Core™, Core™2, Xeon® , StrongARM, XScale®, Itanium® and Intel® Core™ i7 processor families.

1.23	“Intel Processor Bus” shall mean an Intel Interface that is capable of connecting one or more Intel Processors to each other, to an Intel Compatible Chipset or to a main memory or cache. For clarity and without limitation, Intel Processor Bus shall exclude any industry-standard non-proprietary memory interface.

1.24	“Intel Proprietary Product” shall mean any Processor sold as an Intel product that (a) contains or implements any Intel Processor Bus or (b) is compatible (pin-for-pin, pad-for-pad, or by other means not requiring significant reengineering, as the case may be) with the Physical Interface of any Intel Processor, where the Physical Interface of such Intel Processor was first (as between AMD and Intel) made publicly available on an Intel Processor.

1.25	“Licensed Party” shall mean, collectively or individually, (a) a Party, provided that such Party’s rights and licenses under this Agreement have not been terminated pursuant to Section 5.2(a) or 5.2(b) hereof, and/or (b) all of such Party’s Subsidiaries that are bound by the terms and conditions of this Agreement and with respect to which the rights and licenses under this Agreement have not been terminated pursuant to Section 5.2(a) or 5.2(b).

1.26	“Licensed Product” shall mean an AMD Licensed Product or an Intel Licensed Product, as applicable.

1.27	“Parent” shall mean, with respect to any subject Person, the entity that Controls such Person and that is not itself Controlled by any other Person.

1.28	“Patents” shall mean Patent Rights that (a) are owned or controlled at any time on or after the Effective Date by the applicable Party or any of its Subsidiaries or to which such entities have the right to grant licenses and (b) have a first effective filing date or priority date during the Capture Period, to the extent the applicable Party or any of its Subsidiaries has the right to grant licenses within and of the scope set forth in this Agreement without the requirement to pay consideration to any third Person (other than employees of the applicable Party or any of its Subsidiaries) for the grant of such licenses under this Agreement. For clarity, “Intel Patents” shall mean the Patents of Intel and its Subsidiaries and “AMD Patents” shall mean the Patents of AMD and its Subsidiaries.

1.29	“Patent Rights” shall mean all classes or types of patents other than design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues) and all applications (including, without limitation, provisional applications) for these classes or types of patents throughout the world.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

1.30	“Person” shall mean any natural person, and any corporation, partnership, limited liability company or other legal entity recognized in any jurisdiction in the world.

1.31	“Physical Interface” shall mean the physical information connection between a subject device and any other device, such as [****] (including without limitation [****]) [****], as well as [****] (including without limitation [****]).

1.32	“Prior Agreement” shall have the meaning set forth in Section 4.1 of this Agreement.

1.33	“Processor” shall mean any Integrated Circuit or combination of Integrated Circuits capable of processing digital data, such as a microprocessor or coprocessor (including, without limitation, a math coprocessor, graphics coprocessor, or digital signal processor).

1.34	“Prohibited Action” shall mean, as to any Person that is a debtor or debtor-in-possession in a case under the Bankruptcy Code or has any similar status in a case under any similar bankruptcy or insolvency law of any jurisdiction, any action by such Person or any of its Subsidiaries in furtherance or support of any of the following:

(a)	any Chapter 11 plan of reorganization or similar reorganization or liquidation plan that contemplates or would permit a Change of Control of such Person upon or following the effectiveness of such plan, unless such plan and any order confirming or otherwise approving such plan would and does also expressly bind such Person and its Subsidiaries, and each of their successors and assigns, to each and every term and provision of this Agreement, including without limitation Sections 5.2 and 7.2 hereof, upon and following any Change of Control;

(b)	any motion or similar pleading or effort to assign this Agreement or any of such Person’s or its Subsidiaries’ rights hereunder without the prior written consent of the Parties hereto;

(c)	any motion or similar pleading or effort to assume the Agreement or any of the rights of such Person or its Subsidiaries hereunder, unless such motion, pleading, or effort and any order entered by a court in connection therewith would and does also expressly result in such Person and its Subsidiaries continuing to be bound by each and every term and provision of this Agreement, including without limitation Sections 5.2 and 7.2 hereof, upon and following the assumption; or

(d)	any motion, pleading, or similar effort to sell any Patent (or any right therein) in which any Party has a license under this Agreement, unless such motion, pleading, or effort and any order entered by a court in connection therewith would and does also expressly result in such Party retaining its full license rights upon and following the sale.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

1.35	“Subsidiary” shall mean any corporation, partnership, limited liability company or other entity recognized in any jurisdiction in the world, now or hereafter, in which a Party owns or controls (either directly or indirectly) either of the following:

(a)	if such entity has voting shares or other securities, (i) more than fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors or similar managing authority, (ii) the ability to elect at least fifty percent (50%) of the board of directors or similar managing authority of the subject entity, whether by contract or otherwise, and (iii) an interest sufficient to receive (directly or indirectly) at least fifty percent (50%) of the profits and/or losses of such entity, or

(b)	if such entity does not have voting shares or other securities, (i) more than fifty percent (50%) of the ownership interest that represents the right to make decisions for such entity, (ii) the ability to elect at least fifty percent (50%) of the board of directors or similar managing authority of the subject entity, whether by contract or otherwise, and (iii) an interest sufficient to receive (directly or indirectly) at least fifty percent (50%) of the profits and/or losses of such entity.

An entity shall be deemed to be a Subsidiary under this Agreement only so long as all of the requisite conditions of being a Subsidiary are met, and only so long as the Party owning or controlling the shares, stock, securities or other ownership interest or interest in profit or losses in such entity, as applicable, has not contractually or otherwise surrendered, limited or in any other way materially constrained the authority or rights set forth in subsections (a) and (b) above. For clarity, any event causing a Person that was once a Subsidiary to no longer meet the requisite conditions of being a Subsidiary, whether by Change of Control or otherwise, shall render such Person to be no longer a Subsidiary.

Notwithstanding anything in this Agreement to the contrary, [****] shall at any time be deemed to be [****] for purposes of this Agreement.

2.	MUTUAL RELEASES

2.1	AMD. AMD and each of its Subsidiaries hereby release, acquit and forever discharge Intel, its Subsidiaries that are Subsidiaries as of the Effective Date, and its and their distributors and customers, direct and indirect, from any and all claims or liability for infringement (direct, induced, indirect or contributory) of any AMD Patents, which claims or liability are based on acts prior to the Effective Date, which had they been performed after the Effective Date would have been licensed under this Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

2.2	Intel. Intel and each of its Subsidiaries hereby release, acquit and forever discharge AMD, its Subsidiaries that are Subsidiaries as of the Effective Date, and its and their distributors and customers, direct and indirect, from any and all claims or liability for infringement (direct, induced, indirect or contributory) of any Intel Patents, which claims or liability are based on acts prior to the Effective Date, which had they been performed after the Effective Date would have been licensed under this Agreement.

2.3	Known and Unknown Claims. For clarity, and without limiting or changing the provisions of Sections 7.8 and 7.9 of this Agreement, the Parties hereby irrevocably waive any reliance upon Section 1542 of the California Civil Code, or any similar legal provision, which may be adjudicated for any reason to apply notwithstanding or as a result of Sections 7.8 and 7.9. Section 1542 of the California Civil Code states:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The Parties intend the provisions of Sections 2.1 and 2.2 to be a full release of all claims and liability, both known and unknown, arising out of any and all acts of infringement (direct, induced, indirect or contributory) of any Patents, which claims or liability are based on acts prior to the Effective Date, which had such acts been performed after the Effective Date would have been licensed under this Agreement. This full release of known and unknown claims applies in any jurisdiction where an action or claim inconsistent with the release might be filed, notwithstanding the existence in any such jurisdiction of a statute or other legal provision similar to Section 1542 of the California Civil Code.

3.	GRANT OF RIGHTS

3.1	AMD License to Intel. Subject to the terms and conditions of this Agreement (including without limitation Section 5.2(e)), AMD and its Subsidiaries hereby grant to Intel and its Subsidiaries a non-exclusive, non-transferable, fully paid-up, worldwide license, without the right to sublicense, under AMD Patents to:

(a)	make, use, sell (directly and/or indirectly), offer to sell, import and otherwise dispose of all Intel Licensed Products (which, for purposes of clarity, includes the right for Intel’s customers, direct and indirect, to use, sell, offer to sell, import and otherwise dispose of all Intel Licensed Products); and

(b)	make, have made (subject to the limitations set forth in Section 3.3), use and/or import any equipment and practice any method or process for the manufacture, use, import and/or sale of Intel Licensed Products; and

(c)	have made (subject to the limitations set forth in Section 3.3) Intel Licensed Products by another manufacturer for supply solely to Intel or to any Intel Licensed Party for use, import, sale, offer for sale or other disposition by Intel or any Intel Licensed Party pursuant to the license granted above in Section 3.1(a).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

3.2	Intel License to AMD. Subject to the terms and conditions of this Agreement (including without limitation Section 5.2(e)), Intel and its Subsidiaries hereby grant to AMD and its Subsidiaries a non-exclusive, non-transferable, fully paid-up, worldwide license, without the right to sublicense, under Intel Patents to:

(a)	make, use, sell (directly and/or indirectly), offer to sell, import and otherwise dispose of all AMD Licensed Products (which, for purposes of clarity, includes the right for AMD’s customers, direct and indirect, to use, sell, offer to sell, import and otherwise dispose of all AMD Licensed Products); and

(b)	make, have made (subject to the limitations set forth in Section 3.3), use and/or import any equipment and practice any method or process for the manufacture, use, import and/or sale of AMD Licensed Products; and

(c)	have made (subject to the limitations set forth in Section 3.3) AMD Licensed Products by another manufacturer for supply solely to AMD or to any AMD Licensed Party for use, import, sale, offer for sale or other disposition by AMD or any AMD Licensed Party pursuant to the license granted above in Section 3.2(a).

3.3	Have Made Rights.

(a)	The rights granted to any Licensed Party to have products made for it by third Persons under the licenses granted under Sections 3.1 and 3.2 above shall apply only when the designs and specifications (individually and collectively, “Product Specifications”) for the manufacture of such products are furnished in substantially completed form to such third Person by the Licensed Party and the products are made by such third Person for the account of the Licensed Party and not for the Licensed Party’s resale back to, or on behalf of, such third Person or any Affiliate of such third Person. For clarity, the have-made rights set forth in this Section 3.3(a) shall not extend to any standard, off-the-shelf product of any third Person or to products originally designed by any such third Person manufacturer to which only insubstantial revisions are made to conform to the specifications of the Licensed Party and sold to such Licensed Party by such third Person manufacturer. For further clarity, the foregoing sentence shall not be construed to mean that a third party standard component that is acquired by a Party for inclusion in a Licensed Product of such Party is itself necessarily excluded from the definition of Licensed Product.

(b)

The Parties understand and acknowledge that a Party’s Licensed Products may comprise software, and that software is often distributed to end users by providing a single master copy of such software to a distributor, replicator, VAR, OEM or other agent and authorizing such agent to reproduce such software in substantially identical form and distribute it as a product of the providing Party. Accordingly,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

the Parties agree that the licenses granted in this Section 3 are intended to apply to the reproduction and subsequent distribution, as a product of the providing Party, of such software Licensed Products in substantially identical form by any such authorized agent.

(c)	Upon written request of the Party that grants the relevant license (“Requesting Party”) to the other Party (the Receiving Party”), the Receiving Party shall, within 30 days of receiving such request, inform the Requesting Party in writing whether, and if so to what extent, any manufacturer identified by the Requesting Party is manufacturing (or reproducing, in the case of a Licensed Product that consists of software) any Licensed Product for the Receiving Party or for any Receiving Party Subsidiary pursuant to the “have made” rights granted under this Agreement.

(d)	Notwithstanding anything herein to the contrary, a Party (the “Licensing Party”) shall have the limited right to suspend the other Party’s rights to have Licensed Products manufactured for it by a third Person, pursuant to the licenses granted under Sections 3.1 and 3.2, if: (1) [****], and (2) [****].

3.4	Intel Copyright License to AMD. Subject to the terms of this Agreement, including without limitation Section 5.2(e), Intel grants to AMD, for use in or with an AMD Licensed Product, licenses under Intel’s copyrights in any Processor instruction mnemonic for an instruction developed by Intel, and the related opcodes, instruction operand mnemonics, byte format depictions and short form description (not to exceed 100 words) for those instructions, to copy, have copied, import, prepare derivative works of, perform, display and sell or otherwise distribute such mnemonics, opcodes and descriptions in user manuals and other technical documentation. No other copyright license to AMD is provided by this Agreement other than as set forth in this paragraph, either directly or by implication or estoppel.

3.5	AMD Copyright License to Intel. Subject to the terms of this Agreement, including without limitation Section 5.2(e), AMD grants to Intel, for use in or with an Intel Licensed Product, licenses under AMD’s copyrights in any Processor instruction mnemonic for an instruction developed by AMD, and the related opcodes, instruction operand mnemonics, byte format depictions and short form description (not to exceed 100 words) for those instructions, to copy, have copied, import, prepare derivative works of, perform, display and sell or otherwise distribute such mnemonics, opcodes and descriptions in user manuals and other technical documentation. No other copyright license to Intel is provided by this Agreement other than as set forth in this paragraph, either directly or by implication or estoppel.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

3.6	Clarification Regarding Patent Rights. Without limiting any other restriction on the rights granted under this Agreement or implying any right not expressly granted under this Agreement, the Parties understand and acknowledge that:

(a)	The licenses granted under this Agreement are intended to cover only the products of the Licensed Parties, and are not intended to cover [****]. Similarly, the licenses provided under this Agreement are not intended to cover [****]. Accordingly, by way of clarification, the following guidelines are provided to aid the determination of whether the product of a Licensed Party is a Licensed Product as defined in this Agreement or whether such product or activity is disqualified from being a Licensed Product or licensed activity under Section 3.1 or 3.2.

(b)	Products of a Licensed Party (including, without limitation, Application Specific Integrated Circuits “ASICs”) that otherwise meet the definition of Licensed Product are disqualified as Licensed Products if such products are [****].

(c)	Products of a Licensed Party (including, without limitation, ASICs) that otherwise meet the definition of Licensed Product are not disqualified as Licensed Products under the prohibition against patent laundering set forth in this Section 3.6 if:

(i)	[****]; or

(ii)	[****].

(d)	With respect to any Licensed Product:

(i)	The guidelines set forth in this Section 3.6 restricting the definition of Intel Licensed Product shall not apply to [****], including without limitation [****]; and

(ii)	The guidelines set forth in this Section 3.6 restricting the definition of Intel Licensed Product shall not apply to [****].

(iii)	The guidelines set forth in this Section 3.6 restricting the definition of AMD Licensed Product shall not apply to [****], solely with respect to [****].

(iv)	The intent of the Parties is that this Section 3.6(d) shall not in any way, including without limitation by implied license or patent exhaustion, grant or convey any right to the other Party or to any third Person customers for product designs of third Persons.

3.7	Limited Right to Suspend Patent License with respect to Foundry Customers.

(a)	For purposes of this Section 3.7, a “Foundry Product” shall mean a product produced by a Party hereto for a third Person that, pursuant to the terms of [****], either (i) [****], or (ii) [****].

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(b)	For purposes of this Section 3.7, “Foundry Customer” shall mean a customer, direct or indirect, of one of the Parties hereto that purchases Foundry Products.

(c)	Notwithstanding anything herein to the contrary, a Party shall have the limited right to suspend the licenses granted under this Agreement with respect to Foundry Products produced for and/or sold to a Foundry Customer and with respect to the Assembly and Testing of such Foundry Products, as applicable, if:

(i)	[****], and

(ii)	[****], and

(iii)	[****].

(d)	If the Licensing Party elects to suspend the licenses granted under this Agreement pursuant to this Section 3.7, the Licensing Party shall give written notice [****] shall apply only with respect to [****].

(e)	The Licensing Party agrees that it shall [****]. The Licensed Party acknowledges that it shall [****].

3.8	Licenses and Subsidiaries.

(a)	Intention for Subsidiaries to be Bound.

(i)	Only the Parties shall have the power to determine and enforce the terms of this Agreement.

(ii)	Except as expressly set forth herein, the Parties intend that their respective Subsidiaries shall be bound by all provisions of this Agreement to the same extent that the Parties are bound. To the extent any Subsidiary of a Party is not bound, the relevant Party will use reasonable and diligent efforts to ensure that such Subsidiary becomes bound by the terms of this Agreement. Acts of a Party’s Subsidiary during the period(s) such entity qualifies as a Subsidiary shall be attributed to that Party, for all purposes under this Agreement, whether or not such Subsidiary has been bound to this Agreement. [****] to the extent any such [****], to the extent such [****].

(iii)	Notwithstanding anything in this Agreement to the contrary, the license extended to a Party’s Subsidiary under Sections 3.1 and 3.2 hereof, as applicable, shall apply only during the time period when the entity meets all of the requirements of a Subsidiary.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(iv)	Each Party agrees to take all steps that are reasonable and in good faith under the circumstances to ensure that all Patent Rights directed to inventions that are made by its employees, as well as the employees of any of its Subsidiaries, and/or all Patent Rights directed to inventions that are made by its contractors during performance of work paid for by the Party or any of its Subsidiaries, in each case, either alone or in conjunction with the employees and/or contractors of one or more of its Subsidiaries or third Persons (to the extent legally possible), are licensed under this Agreement. Each Party further agrees to take all steps that are reasonable and in good faith under the circumstances to ensure that all Patent Rights directed to inventions that are made in substantial part using funding provided directly or indirectly by that Party and/or its Subsidiaries are licensed under this Agreement.

(v)	Notwithstanding the foregoing provisions of Subsection 3.8(a)(iv), however, both Parties understand and intend that there are circumstances in which a Party or Subsidiary could reasonably agree in good faith with a third Person who is not a Subsidiary that the Party or Subsidiary would not have rights to license and/or enforce Patents directed to inventions developed [****]. For example, both Parties understand that it could be reasonable under the circumstances for a Party or Subsidiary to agree in good faith not to have rights to license and/or enforce Patents directed to inventions that arise out of: (a) [****]; (b) [****]; or (c) [****].

(vi)	Either Party shall have the right to request a written confirmation or denial from the other Party that a specific Person is (or is not) a Subsidiary. A Party receiving such a request shall provide such written confirmation or denial (including a full explanation in support of such confirmation or denial) within 30 days after its receipt of the request.

(b)	Broad Scope. In the event neither a Party nor any of its Subsidiaries has the right to grant a license under any particular Patent Right of the scope set forth in this Agreement, then the license granted herein under such Patent Right shall be of the broadest scope the licensing Party or any of its Subsidiaries has the right to grant.

(c)	Conduct with Respect to Subsidiaries. Each Party represents, warrants and covenants that it shall not, and shall ensure that its Subsidiaries shall not, [****].

(d)	Restricted Patent Rights. If either Party or one of its Subsidiaries (as used in this Section 3.8(d), the “First Party”) owns or has the right to enforce or control the enforcement of any Patent Rights, but such First Party does not have the right to license such Patent Rights to the other Party and its Subsidiaries (as used in this Section 3.8(d), the “Second Party”) under the terms of this Agreement (such Patent Rights referred to in this Section 3.8(d) as “Restricted Patent Rights”) then, if and to the extent such Restricted Patent Rights would have been licensed to the Second Party under this Agreement if the First Party had the right to license such Restricted Patent Rights:

(i)	the First Party hereby grants to the Second Party with respect to the Second Party Licensed Products, and promises for itself and its permitted successors and assigns of such Restricted Patent Rights to abide by its grant of, an immunity from suit for infringement of such Restricted Patent Rights of a scope identical to the rights that would have been granted under this Agreement if the First Party had the right to license such Restricted Patent Rights;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(ii)	the First Party shall not give its assent if that assent is required to allow a third Person to assert the Restricted Patent Rights against the Second Party Licensed Products; provided that (a) this restriction shall be dropped if the Second Party first initiates litigation alleging infringement of Patent Rights against the holder of the Restricted Patent Rights, and (b) in any event the First Party shall be free to fulfill its pre-existing contractual obligations to provide assistance and support as may be required under any pre-existing contractual agreement; and

(iii)	the First Party promises to offset or repay over to the Second Party any monetary awards for damages and/or royalties to be paid or paid by the Second Party and owing to or ultimately delivered to said First Party as a result of litigation or received in compromise of any claim by the holder of the Restricted Patent Rights against the Second Party Licensed Products to the extent attributable to such Restricted Patent Rights.

(e)	Cessation of Subsidiary Status. If a Subsidiary of a Party holds any Patents that are licensed to the other Party and its Subsidiaries under the terms of this Agreement and that Subsidiary ceases to meet all requisite conditions of being a Subsidiary for any reason, the licenses granted by such Subsidiary to the other Party and its Subsidiaries under the terms of this Agreement shall continue for the life of the Patents subject to such licenses, and the terms of Sections 7.13 and 7.14 shall continue to apply to such Patents, even after such entity ceases to meet all the requirements of being a Subsidiary; provided, however, for clarity, that Patents acquired by a former Subsidiary after the date it ceases to be a Subsidiary shall not be subject to the licenses granted in this Agreement.

(f)	Rights Requiring Payment to Third Party. Notwithstanding anything to the contrary contained in this Agreement, in the event either Party or any of its Subsidiaries obtains any Patent Rights which would be included within the Patents licensed under this Agreement but for the fact that granting such a license would require such Party or Subsidiary thereof to make payments to a third Person who is not a Subsidiary of such Party, such Patent Rights shall be [****], as the case may be, [****], as the case may be, [****]. For clarity, [****].

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(g)	Good Faith Negotiation with Former Subsidiaries. Notwithstanding the provisions of Section 3.8(e), if a Subsidiary of a Party becomes a Former Subsidiary, the other Party (for the purposes of this Section 3.8(g), the “Other Party”) agrees that it shall enter into good faith negotiations with the Former Subsidiary intended to result in [****] as of the time the Former Subsidiary ceases to be a Subsidiary [****], provided that:

(i)	notwithstanding its agreement to negotiate in good faith, the Other Party shall have no obligation to grant any patent license of any kind to the Former Subsidiary;

(ii)	the Other Party shall not be obligated to negotiate for a period longer than [****], after which each Party shall be free to initiate any legal, administrative, equitable or other proceedings of any kind;

(iii)	within [****], the Party who was the parent of the Former Subsidiary when it was a Subsidiary notifies the Other Party in writing of its intention to exercise its rights under this Section 3.8(g);

(iv)	the Former Subsidiary does not [****];

(v)	the Former Subsidiary [****], and;

(vi)	for clarity, the Licensed Parties agree and acknowledge that no Former Subsidiary (or any other third Person) is intended to be a third party beneficiary under the terms of this Section 3.8(g).

(h)	Consent to Third-Party License Grant. If a third Person has the right to grant to a Licensed Party a release and/or license under any Patent Rights within the scope of those granted under Sections 2 and 3 of this Agreement, but such right is subject to the [****]. In the event said [****] all or any portion of any [****], an amount equal to the [****].

3.9	Waiver of Indirect Infringement Liability.

(a)	For purposes of this Section 3.9, “Indirect Infringement” means a claim for infringement where the accused infringer is not directly infringing the subject Patent Rights(s), but is in some manner contributing to a third Person’s direct infringement of the subject Patent Rights(s) by, for example, supplying parts, components or instructions to the third Person that as a result of such parts, components or instructions enable such third Person to infringe directly the subject Patent Rights(s). Indirect Infringement includes without limitation contributory infringement and inducing infringement of Patent Rights.

(b)

Each Party and each of its Subsidiaries (as used in this Section 3.9, each an “Abstaining Party”) agrees that, unless the rights it has granted under this Agreement are terminated pursuant to Section 5.2, for any Patents licensed by such Party or Subsidiary under this Agreement to the other Party and its Subsidiaries (as used within this Section 3.9, each a “Benefiting Party”) and/or

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

subject to Section 3.8(d) for the benefit of any Benefiting Party, no Abstaining Party shall assert a claim of Indirect Infringement against any Benefiting Party where such a claim would be based in any part or in any way upon (i) any activity for which the Benefiting Party is licensed under this Agreement, or (ii) the Benefiting Party providing instructions regarding or sample designs related to Benefiting Party Licensed Products. The Licensed Parties agree that the foregoing sentence does not and shall not in any way limit their respective rights to assert direct or indirect claims of infringement against any third Person who is not a Licensed Party.

3.10	No Other Rights. No rights are granted under this Agreement, by implication, estoppel, statute or otherwise, except as expressly set forth herein. Without limiting the previous sentence, (a) except as expressly provided in this Section 3, nothing in the licenses granted under this Agreement or otherwise contained in this Agreement shall expressly or by implication, estoppel or otherwise give either Party or any of its Subsidiaries any right to license (or sublicense) the other Party’s Patents to others, and (b) no license or immunity is granted by either Party or any of its Subsidiaries, expressly or by implication, estoppel or otherwise, to any third Person who is not a Licensed Party and who acquires items from either Party, for the combination of Licensed Products with other items, or for the use of any such combination. Nothing in this Section 3 shall be deemed as an agreement or prohibition against the manufacture, use, sale or importation of any product by either Party.

4.	PRIOR LICENSE

4.1	This Agreement supersedes the patent cross license agreements made by the Parties and effective on January 1, 2001, January 1, 1996 (as amended), and September 21, 1976 (as amended) (collectively, the “Prior Agreements”), and the rights and licenses of each Licensed Party under, or with respect to, the Patents of the other Party and its Subsidiaries shall be governed by this Agreement beginning with the Effective Date.

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall limit, terminate or have any other effect upon (a) any agreement between the Parties (other than the Prior Agreements, as specifically identified above in this Section 4.1), or (b) [****], any rights or licenses of either Party or any of its Subsidiaries under the Prior Agreements with respect to any Patent Rights assigned, transferred, divested or otherwise conveyed by a Party or any of its Subsidiaries to any third Person (or otherwise Encumbered) prior to the Effective Date, and all such rights and licenses with respect to such Patent Rights under the Prior Agreements shall survive and remain in full force and effect.

5.	TERM AND TERMINATION FOR CAUSE

5.1	Term. This Agreement and the rights and licenses granted under this Agreement shall become effective on the Effective Date, and shall continue in effect until the expiration of the last to expire of the Patents, unless earlier terminated by a Party pursuant to Section 5.2.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

5.2	Termination; Effects of Termination.

(a)	Termination by Notice for Breach. Subject to the terms of, and as further set forth in, Sections 5.2(d) and 5.2(e), and upon written notice to the other Party (as used in this Section 5.2(a), the “Terminated Party”), a Party may terminate this Agreement as a whole, or the rights and licenses of the Terminated Party and all of its Subsidiaries under this Agreement, or the rights and licenses of any materially breaching Subsidiary of the Terminating Party, in the event the Terminating Party or any of its Subsidiaries commits a material breach of this Agreement and does not correct such material breach within sixty (60) days after such Terminating Party’s receipt of written notice complaining thereof.

(b)	Termination in Bankruptcy. Subject to the terms of, and as further set forth in, Sections 5.2(d) and 5.2(e), and upon written notice to the other Party (as used in this Section 5.2(b), the “Terminated Party”), a Party may terminate this Agreement as a whole, or the rights and licenses of the Terminated Party and all of its Subsidiaries under this Agreement, or the rights and licenses of any Subsidiary of the Terminated Party, if (i) any Bankruptcy Event occurs with respect to such Terminated Party or with respect to any such Subsidiaries, and (ii) following such Bankruptcy Event, such Terminated Party or any of its Subsidiaries takes any Prohibited Action.

Subject to the provisions of Section 5.2(e)(ii) of this Agreement, the Parties and their respective Subsidiaries acknowledge and agree that, as further described in Section 7.2(b), this Agreement is personal to the Parties and their respective Subsidiaries; that U.S. patent law and other applicable non-bankruptcy law excuses a Party, without its consent, from accepting performance from or rendering performance to anyone other than the other Party and its Subsidiaries; and that this Agreement constitutes an executory contract of the kind specified in Section 365(c)(1) of Title 11 of the United States Code (the “Bankruptcy Code”). The Parties and their respective Subsidiaries further acknowledge and agree that Section 365(e)(1) of the Bankruptcy Code does not prevent termination of rights and licenses as set forth in this Section 5.2(b), and that Section 365(e)(2) of the Bankruptcy Code permits such termination, in each instance on the terms and subject to the conditions of this Section 5.2(b). Each of the Parties and its Subsidiaries hereby waives the protections of the “automatic stay” contained in Section 362 of the Bankruptcy Code to the extent required to permit each other Party to exercise its rights of termination under this Section 5.2(b).

(c)	Termination Upon Change of Control. Subject to the terms of, and as further set forth in, Sections 5.2(d) and 5.2(e), this Agreement shall automatically terminate as a whole upon the consummation of a Change of Control of either Party.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(d)	Effects of Termination.

(i)	In the event of any termination of this Agreement pursuant to Section 5.2(a), and subject to the provisions of Section 5.2(e), the rights and licenses granted to any terminated Licensed Party(ies), including without limitation the rights granted under Section 3.8(d), shall terminate as of the effective date of such termination, but the rights and licenses granted to the non-terminated Licensed Party(ies) (including without limitation the Terminating Party and all of its non-terminated Subsidiaries) shall survive such termination of this Agreement subject to the non-terminated Licensed Party’s(ies’) continued compliance with the terms and conditions of this Agreement.

(ii)	In the event of any termination of this Agreement pursuant to Section 5.2(c), and subject to the provisions of Section 5.2(e), the rights and licenses granted to both Parties under this Agreement, including without limitation the rights granted under Section 3.8(d), shall terminate as of the effective date of such termination.

(e)	Rights of Licensees upon any Rejection in Bankruptcy.

(i)	Generally. This Section 5.2(e)(i) is in all ways subject to the provisions of Section 5.2(e)(ii). All rights and licenses granted to any Licensed Party under or pursuant to this Agreement are, for all purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code, and, in the event that a case under the Bankruptcy Code is commenced by or against a Party or any of its Subsidiaries granting any right or license hereunder, each applicable Licensed Party shall have all of the rights set forth in Section 365(n) of the Bankruptcy Code to the maximum extent permitted thereby. Without limiting the foregoing, if any such case under the Bankruptcy Code is commenced by or against either Party or its Subsidiaries, each Licensed Party shall be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not in the possession of such Licensed Party, shall be promptly delivered to it (a) upon such Licensed Party’s written request following the commencement of such bankruptcy proceeding, unless the Party or Subsidiary subject to such bankruptcy case, or its trustee or receiver, elects within thirty (30) days to continue to perform all of its obligations under this Agreement, or (b) if not delivered as provided under clause (a) above, upon such Licensed Party’s request following any rejection of this Agreement or any right or license hereunder by or on behalf of the Party or Subsidiary subject to such bankruptcy proceeding. All rights of the parties under this Section 5.2(e) and under Section 365(n) of the Bankruptcy Code are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this Agreement, the Bankruptcy Code, and any other applicable law.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(ii)	Notwithstanding any provision of this Agreement, the rights granted to each Party under any license hereunder are personal to the receiving party and dependent on such receiving party being the same party from whom the grantor is itself receiving a license. As such, all licenses contained here are mutually interdependent. No license is granted to any Party or Subsidiary of such Party who is not, itself at all times from and after the Effective Date, a licensor of all rights granted by such licensor as of the Effective Date hereunder. Moreover, no such license can survive the rejection of any other license to the extent such rejection (A) is not at the election of or a result of a motion filed or supported in writing by a Licensed Party in its capacity as a debtor or debtor in possession (the “Debtor Licensed Party”) and (B) occurs notwithstanding a written objection to such rejection filed and pursued by the Debtor Licensed Party. By way of illustration and for the avoidance of doubt, if a Debtor Licensed Party attempts to assume a license granted hereunder and a court of competent jurisdiction determines by final order that such license cannot be assumed or such court determines by a final order that such license is rejected or deemed rejected (by operation of law or otherwise), in each case on the grounds that such license cannot be assumed because of limitations on assumption contained in Bankruptcy Code Section 365(c)(1) and in each case over an objection of the Debtor Licensed Party described in the immediately preceding sentence, then, in such event, the Party and any of its Subsidiaries granting any right or license hereunder to the Debtor Licensed Party (a) shall not have, with respect to any license where such Party or any of its Subsidiaries is a Licensed Party to any license granted hereunder by any Debtor Licensed Party or any of its Subsidiaries (the “Debtor Granted Licenses”), any of the rights set forth in Section 365(n)(1)(B) of the Bankruptcy Code or Section 5.2(e)(i) of the Agreement, (b) shall be deemed to have voluntarily and irrevocably elected to have treated all Debtor Granted Licenses for which it is a Licensed Party as terminated under Section 365(n)(1)(A) of the Bankruptcy Code, and (c) shall be deemed to have immediately terminated (without monetary penalty) all Debtor Granted Licenses granted to such Party or such Subsidiary.

(iii)

As against Third Parties. The Parties agree that Section 5.2(e)(i) shall apply to any contracts or agreements between any Party or Subsidiary subject to a case under the Bankruptcy Code, on the one hand, and any third party, on the other hand, and that any Licensed Party having a right to intellectual property or embodiments thereof pursuant to Section 5.2(e)(i) or Section 365(n) of the Bankruptcy Code shall be entitled to obtain such intellectual property and such embodiments from such third

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

party, on its own behalf or through and in the name of such Party or Subsidiary, to the same extent as such Licensed Party has a right to obtain such intellectual property and such embodiments from such Party or Subsidiary or its trustee or receiver. In addition, in the event of any rejection of this Agreement or any right or license hereunder by any Party or Subsidiary subject to a case under the Bankruptcy Code, each Licensed Party shall have the right to contract directly with any third party, whether or not such third party has any contractual or other relationship with such Party or Subsidiary, with respect to any intellectual property rights or licenses related to this Agreement.

(iv)	Rights to Maintain and Enforce Intellectual Property. Without limiting any other provision of this Agreement, and subject in particular to Section 5.2(e)(ii) of this Agreement, if any Party or Subsidiary subject to a case under the Bankruptcy Code rejects this Agreement or any right or license hereunder, each Licensed Party shall nevertheless have the right to take all actions on its own behalf, and in the name of such Party or Subsidiary, to maintain the intellectual property in which the Licensed Party has been granted rights and licenses hereunder, and to enforce such rights and licenses against third parties, without the further consent or involvement of such Party or Subsidiary.

5.3	Survival. The provisions of Sections 1, 2, 3.4, 3.5, 4.1, 5.2(d), 5.3, 6 and 7 will survive any termination or expiration of this Agreement as a whole.

6.	DISCLAIMER

6.1	Nothing contained in this Agreement shall be construed as:

(a)	a warranty or representation by any Party or any Subsidiary as to the validity, enforceability or scope of any class or type of Patent Right; or

(b)	a warranty or representation by any Party or any Subsidiary that any manufacture, sale, lease, use or other disposition of Licensed Products under this Agreement will be free from infringement of any Patent Rights or other intellectual property rights of any Party, any Subsidiary or any third Person; or

(c)	an agreement by or obligation of either Party or any Subsidiary to bring or prosecute actions or suits against any third Person for infringement or conferring any right to bring or prosecute actions or suits against any third Person for infringement; or

(d)	an agreement by or obligation of any Party or any Subsidiary to defend any action or suit brought by a third Person that challenges the validity of any of its Patent Rights; or

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(e)	conferring any right to any Person to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of any Party or any Subsidiary; or

(f)	conferring by implication, estoppel or otherwise, to any Person, any license or other right under any Patent Rights, copyright, maskwork, trade secret, trademark or other intellectual property right, except the licenses and rights expressly granted under this Agreement; or

(g)	a requirement that either any Party or any Subsidiary file or maintain any Patent Rights; or

(h)	an obligation of any Party or any Subsidiary to furnish any technical or other information or know-how; or

(i)	an obligation of any Party or any Subsidiary to file any patent application, or to secure any patent or Patent Rights, or to maintain any patent in force.

6.2	NO IMPLIED WARRANTIES. EACH PARTY AND EACH SUBSIDIARY HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES WITH RESPECT TO THE PATENTS LICENSED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.	MISCELLANEOUS PROVISIONS

7.1	Authority. Each Party and each Subsidiary represents and warrants that it has the right to grant the licenses and releases it grants under this Agreement.

7.2	No Assignment; Limitations on Assumption and Survival of Change of Control.

(a)	General. This Agreement is personal to the Parties and their respective Subsidiaries. Except as expressly permitted by Section 7.2(b)(iii), neither this Agreement nor any right or obligation under this Agreement shall be assignable or assumable, whether in connection with a change in ownership, bankruptcy, merger, acquisition, the sale or transfer of all, substantially all or any part of the business or assets of any Party or any Subsidiary or otherwise, including without limitation in connection with any Change of Control, either voluntarily, by operation of law or otherwise, without the prior written consent of the other Party, which consent may be withheld at the sole discretion of such other Party.

(b)	Assignment or Assumption in Bankruptcy. This Section 7.2(b) is expressly subject to the terms of Section 5.2(e)(ii). Without limiting any other provision of this Agreement, with respect to any proposed or purported assumption or assignment of any right or duty under this Agreement by a Party or any Subsidiary during or in connection with any bankruptcy proceeding related to that Party or Subsidiary, the Parties agree and stipulate as follows:

(i)	This Agreement is an executory contract subject to Section 365 of the Bankruptcy Code.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

(ii)	This Agreement is personal to the Parties and their Subsidiaries. As a licensor of intellectual property under this Agreement, in entering this Agreement and granting the rights it grants under this Agreement, each Party and each Subsidiary has, in its efforts to protect its own valuable intellectual property, relied on the particular skills and business qualities of the recipients of such rights. Such skills and business qualities include, without limitation, the expected future innovation of the other Party and its Subsidiaries to be licensed to each Party and Subsidiary under this Agreement, and the particular market segments addressed by the other Party and its Subsidiaries in their businesses. The Parties and the Subsidiaries agree that in the event of either Party’s entry into bankruptcy proceedings of any kind (including without limitation the entry into bankruptcy proceedings of any kind by any Subsidiary), this Agreement is of the type described in Section 365(c)(1) of the Bankruptcy Code for the reasons set forth above and because, among other reasons, U.S. patent law prohibits the assignment of a patent license without the consent of the licensor.

(iii)

Notwithstanding the provisions of Section 365 of the Bankruptcy Code or any similar provision, the Parties and their Subsidiaries agree that this Agreement may not assumed or assigned in bankruptcy by a Party or any of its Subsidiaries except upon the advance written consent of the other Party to this Agreement, provided, however, that, as a limited exception to Section 365 of the Bankruptcy Code and Section 7.2(a) of this Agreement, the Parties and their Subsidiaries may assume (but not assign) this Agreement in bankruptcy (in whole and not in part) so long as all of the following conditions are satisfied (in addition to the cure and adequate assurance requirements contained in Section 365): (1) no Change of Control has occurred with respect to the assuming Party or Subsidiary, (2) no Prohibited Action has been taken by the assuming Party or Subsidiary, (3) in connection with, and as a condition to, such assumption, the assuming Party or Subsidiary expressly agrees, and a final court order approving such assumption provides, that such assuming Party or Subsidiary and its Subsidiaries shall continue to be bound by each and every term and provision of this Agreement, including without limitation Sections 5.2 and 7.2 hereof. The Parties and their Subsidiaries expressly intend and agree, subject to the foregoing three conditions, to authorize a Licensed Party as a debtor or debtor in possession in a bankruptcy case to assume this Agreement notwithstanding (a) caselaw that states that a

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

Licensed Party may only assume an executory contract if under applicable law such Licensed Party also has the right to assign that contract and (b) any restrictions on assumption effected by Bankruptcy Code Section 365(c)(1) with respect to contracts that may not be assigned.

(c)	Any purported assignment, assumption, or transfer in violation of this Section 7.2 shall be deemed a material breach of this Agreement and shall be null and void. Subject to the provisions of this Section 7.2, this Agreement shall be binding upon and inure to the benefit of the Parties, the Subsidiaries and their permitted successors and assigns.

7.3	Notice. All notices required or permitted to be given under the terms of this Agreement shall be in writing (regardless of whether the provision requiring such notice expressly calls for such notice to be in writing) and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, in each case with signature or written acknowledgement by or on behalf of the addressee required, and addressed as follows:

If to AMD or any of its Subsidiaries: General Counsel Advanced Micro Devices, Inc. 7171 Southwest Parkway Austin, TX 78735 United States of America	If to Intel or any of its Subsidiaries: General Counsel Intel Corporation RNB-4-151 2200 Mission College Blvd. Santa Clara, CA 95054 United States of America

With a copy to: Vice President of Litigation Advanced Micro Devices, Inc. 7171 Southwest Parkway Austin, TX 78735 United States of America	With a copy to: Director of Licensing Intel Corporation RNB-4-150 2200 Mission College Blvd. Santa Clara, CA 95054 United States of America

Such notices shall be deemed to have been served when received by the addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party as above provided at such changed address.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

7.4	No Rule of Strict Construction. Regardless of which Party may have drafted this Agreement or any part thereof, no rule of strict construction shall be applied against either Party or any of its Subsidiaries. If any provision of this Agreement is determined by a court to be unenforceable, the Parties shall deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be so modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

7.5	Taxes. Each Party and each Subsidiary shall be responsible for the payment of its own tax liability arising from this transaction.

7.6	Entire Agreement. This Agreement embodies the entire understanding of the Parties and their Subsidiaries with respect to the subject matter hereof, and merges all prior oral or written communications between them. Neither of the Parties or their Subsidiaries shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. No oral explanation or oral information by either Party or any Subsidiary shall alter the meaning or interpretation of this Agreement.

7.7	Modification; Waiver. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless assented to in writing by the Party who would be charged, or whose Subsidiary would be charged, and the waiver of any breach or default will not constitute a waiver of any other right under, or any subsequent breach or default of, this Agreement.

7.8	Governing Law. All matters arising out of or related to this Agreement, including without limitation all matters connected with its performance, shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of Delaware, without reference to conflict of laws principles.

7.9	Jurisdiction. All disputes and litigation arising out of or related to this Agreement, including without limitation matters connected with its performance, shall be subject to the exclusive jurisdiction of the courts of the State of Delaware or of the Federal courts sitting therein. Each Party and each Subsidiary hereby irrevocably submits to the personal jurisdiction of such courts and irrevocably waives all objections to such venue.

7.10

Dispute Resolution. Any dispute arising directly under the express terms of this Agreement or the grounds for termination of any rights granted under this Agreement shall be resolved as follows: First, within forty five (45) days from one Party’s written request to the other, senior executives of both Parties shall meet to attempt to resolve such dispute. If the senior executives cannot resolve the dispute, either Party may then make a written demand for formal dispute resolution by tendering to the other Party notice of the dispute and its intent to invoke the terms of this Section 7.10. The Parties agree to meet within ninety (90) days of such a demand with an impartial mediator selected by mutual agreement to consider dispute resolution alternatives other than

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

litigation. In the event the Parties cannot agree on a mediator, they shall each select one nominator, who shall not at that time be employed by either Party, and the two nominators shall agree on and appoint the mediator. If the Parties have not agreed on an alternative method of dispute resolution within thirty (30) days after the one-day mediation, either Party may begin litigation proceedings.

7.11	Confidentiality of Terms. Each Party and each Subsidiary thereof shall keep the existence and terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third Person except:

(a)	with the prior written consent of the other Party; or

(b)	to any governmental body having jurisdiction and authority to compel such disclosure, provided that before such disclosure the Party or Subsidiary compelled to make such disclosure shall seek confidential treatment of any disclosed portion of this Agreement and shall reasonably cooperate with the other Party in seeking and securing such confidential treatment;

(c)	subject to Sections 7.11(d) and 7.11(e) below, as otherwise may be required by law or legal process, including without limitation to legal and financial advisors in their capacity of advising a Licensed Party with respect to such matters, provided such advisors are obligated not to further disclose to any other Person any portion these terms; or

(d)	during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of the other litigating parties and so long as (a) the restrictions are embodied in a court-entered protective order and (b) the disclosing Party or Subsidiary informs the other Party in writing at least ten (10) days in advance of the disclosure; or

(e)	in confidence to legal counsel, accountants, banks and financing sources and their advisors having a reasonable need to know, solely in connection with complying with information requests associated with contemplated and executed financial transactions, subject to customary written obligations of non-disclosure, non-use and safe-keeping; and provided that

(f)	each Licensed Party may state to any customer who has purchased a Licensed Product from such Licensed Party that such Licensed Party believes such Licensed Product is licensed under the Patents of the other Party, solely in response to a direct inquiry from such customer with respect to such question.

(g)	Additionally, each Party may use similar terms and conditions in other agreements. Neither Party (including without limitation its Subsidiaries) shall use or refer to this Agreement or any of its provisions in any promotional activity, except that the Parties shall cooperate in preparing and releasing an announcement, if any, relating to this Agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

7.12	Force Majeure. The Parties and their Subsidiaries shall be excused from any failure to perform any obligation under this Agreement to the extent such failure is caused by war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the Party or Subsidiary excused from performing under this Section 7.12; provided, however, for clarity, that the refusal of a Party’s (or any Subsidiary or Subsidiary) to allow its Subsidiary to perform the Subsidiary’s obligations under this Agreement shall not be deemed to be beyond the control of such Subsidiary or the person so refusing.

7.13	Assignment of Patents. Neither Party nor any Subsidiary thereof shall assign or grant any right under any of its Patents unless such assignment or grant is made subject to the terms of this Agreement.

7.14	Patent Inquiries. Each Party (and, in the case of any Person that was but is no longer a Subsidiary, any such Person) shall, upon a request from the other Party sufficiently identifying any patent or patent application, inform the other Party as to the extent to which said patent or patent application is subject to the licenses and other rights granted under this Agreement. If such licenses or other rights under said patent or patent application are restricted in scope, copies of all pertinent provisions of any contract or other arrangement creating such restrictions shall, upon request, be furnished to the Party making such request, unless such disclosure is prevented by such contract, and in such event, a statement of the nature of such restriction shall be provided.

7.15	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Any counterpart or other signature delivered in electronic form or by facsimile by a Party shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that Party.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.

INTEL & AMD CONFIDENTIAL

IN WITNESS WHEREOF, the Parties to have caused this Patent Cross License Agreement to be duly executed on the date below written.

INTEL CORPORATION		ADVANCED MICRO DEVICES, INC.

By:	/s/ Paul Otellini	By:	/s/ Dirk Meyer

Paul Otellini		Dirk Meyer
Printed Name		Printed Name

CEO		CEO
Title		Title

11/11/09		11/11/09
Date		Date

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Confidential treatment has been requested with respect to the omitted portions.